 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2015

CELL MEDX CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(844) 238-2692

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 5, 2015, Cell MedX Corp. (the “Company”) entered into an option agreement (the “Option Agreement”) with Mr. Frank E. McEnulty, its President, Chief Executive Officer and a member of its board of directors, whereby the Company granted to Mr. McEnulty options to purchase up to 2,500,000 shares of the Company’s common stock (the “Options”). The Options are exercisable at $0.35 per share, subject to the following vesting schedule:

Aggregate Number of Company Options to Vest	Vesting Date
500,000	August 5, 2015
500,000	October 1, 2015
500,000	January 1, 2016
500,000	April 1, 2016
500,000	July 1, 2016
2,500,000	Total

Any Options that vest and become exercisable will expire on the 5th year anniversary of the particular vesting date, subject to certain early termination provisions, upon the death of the optionee, or if the optionee ceases to act for the Company in any capacity either voluntarily or as a result of a termination or removal for cause.

The foregoing description of the Option Agreement with Mr. McEnulty does not purport to be complete and is qualified in its entirety by reference to the complete text of the Option Agreement attached as Exhibit 10.1 hereto.  A copy of the Company’s news release regarding the Option Agreement is attached as Exhibit 99.1 hereto.

ITEM 9.01                FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Option Agreement dated August 5, 2015 between Frank E. McEnulty and Cell MedX Corp.
99.1	News Release dated August 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: August 11, 2015	By:	/s/ Frank McEnulty
Frank McEnulty,
Chief Executive Officer